Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-50603, 333-59197, and 333-59195) of Sealed Air Corporation of our report dated February 23, 1998 contained in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, contained in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

s/PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, Florida
March 29, 1999